UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 22, 2018

REXFORD INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000, Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 966-1680

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
The information set forth under “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference into this Item 1.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On May 22, 2018, Rexford Industrial Realty, Inc. (the “Company”), as parent, and Rexford Industrial Realty, L.P. (the “Borrower”), as borrower, entered into a Credit Agreement (the “Credit Agreement”) with Capital One, National Association, as administrative agent, sole lead arranger and bookrunner and BB&T Capital Markets, as syndication agent.
The Credit Agreement is a senior unsecured term loan facility that permits aggregate borrowings of up to $150 million, all of which was borrowed at closing on May 22, 2018. The proceeds will be used to partially pay down the outstanding balance under the Borrower’s unsecured revolving credit facility, to fund acquisitions and for general corporate purposes. The Credit Agreement permits the Borrower to add one or more incremental term loans in an aggregate amount not to exceed $100 million. Any increase in borrowings is subject to the satisfaction of specified conditions and the identification of lenders willing to make available such additional amounts. The maturity date of the Credit Agreement is May 22, 2025.
Amounts outstanding under the Credit Agreement will bear interest at a rate equal to, at the Borrower’s option, either (i) LIBOR plus the applicable Eurodollar rate margin or (ii) the applicable base rate which is the highest of (a) the federal funds rate plus 0.50%, (b) the administrative agent’s prime rate or (c) the Eurodollar rate plus 1.00%, plus the applicable base rate margin. The applicable Eurodollar rate margin will range from 1.50% to 2.20% per annum and the applicable base rate margin will range from 0.50% to 1.20% per annum, depending on the Company’s Leverage Ratio, as defined in the Credit Agreement. If the Company or the Borrower obtains one additional investment grade rating from one or more of Standard & Poor's Financial Services or Moody's Investors Service to complement the Company's current investment grade Fitch rating, and elects to use the alternative rates based on the Company or the Borrower’s debt rating, the applicable Eurodollar rate margin will range from 1.40% to 2.35% per annum and the applicable base rate margin will range from 0.40% to 1.35% per annum.
The Borrower may voluntarily prepay loans under the Credit Agreement in whole or in part at any time, subject to certain notice requirements. To the extent that the Borrower prepays all or any portion of a loan prior to May 22, 2020, the Borrower will pay a prepayment premium equal to (i) if such prepayment occurs prior to May 22, 2019, 2.00% of the principal amount so prepaid, and (ii) if such prepayment occurs on or after May 22, 2019 but prior to May 22, 2020, 1.00% of the principal amount so prepaid. Amounts borrowed under the Credit Agreement and repaid or prepaid may not be reborrowed.
The Credit Agreement is guaranteed by the Company and by substantially all of the current and to-be-formed subsidiaries of the Borrower that own an Unencumbered Property (as defined in the Credit Agreement). The Credit Agreement is not secured by the Company’s properties or by equity interests in the subsidiaries that hold such properties.
The Credit Agreement includes a series of financial and other covenants that the Company and the Borrower must comply with, including:
•Maintaining a ratio of total indebtedness to total asset value of not more than 60%;
•Maintaining a ratio of total secured debt to total asset value of not more than 45%;
•Maintaining a ratio of total secured recourse debt to total asset value of not more than 15%;

•
Maintaining a minimum tangible net worth of at least the sum of (i) $760,740,750, and (ii) an amount equal to 75% of the net equity proceeds received by the Company after September 30, 2016 (other than any such proceeds that are received within ninety (90) days before or after any redemption of equity interests of the Company or Borrower permitted under the Credit Agreement);

•Maintaining a ratio of adjusted EBITDA to fixed charges of at least 1.50 to 1.0;
•Maintaining a ratio of total unsecured debt to total unencumbered asset value of not more than 60%; and
•Maintaining a ratio of unencumbered NOI to unsecured interest expense of at least 1.75 to 1.0.
The Credit Agreement contains usual and customary events of default including defaults in the payment of principal, interest or fees, defaults in compliance with the covenants set forth in the Credit Agreement and other loan documentation, cross-defaults to certain other indebtedness, and bankruptcy and other insolvency defaults. If an event of default occurs and is continuing under the Credit Agreement, all outstanding principal amounts, together with all accrued unpaid interest and other amounts owing in respect thereof, may be declared immediately due and payable.

The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1
Credit Agreement, dated as of May 22, 2018, among Rexford Industrial Realty, L.P., Rexford Industrial Realty, Inc., Capital One, National Association, as administrative agent, sole lead arranger and bookrunner and BB&T Capital Markets, as syndication agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.
May 25, 2018	/s/ Adeel Khan
Adeel Khan Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1
Credit Agreement, dated as of May 22, 2018, among Rexford Industrial Realty, L.P., Rexford Industrial Realty, Inc., Capital One, National Association, as administrative agent, sole lead arranger and bookrunner and BB&T Capital Markets, as syndication agent.